Exhibit 8.2
                                                                   -----------

               SIDLEY AUSTIN (UK) LLP     BEIJING    GENEVA       SAN FRANCISCO
               WOOLGATE EXCHANGE          BRUSSELS   HONG KONG    SHANGHAI
SIDLEY AUSTIN  25 BASINGHALL STREET       CHICAGO    LONDON       SINGAPORE
-------------  LONDON EC2V 5HA            DALLAS     LOS ANGELES  TOKYO
SIDLEY         DX NUMBER 580 LONDON CITY  FRANKFURT  NEW YORK     WASHINGTON, DC
               +44 (0) 20 7360 3600
               +44 (0) 20 7626 7937 FAX




Granite Master Issuer plc
Fifth Floor
100 Wood Street
London  EC2V 7EX


                                                                  May 23, 2007



      Re:   Granite Master Issuer plc
            Granite Finance Funding 2 Limited
            Granite Finance Trustees Limited
            Series 2007-2 Notes
            -------------------


Ladies and Gentlemen:

      We have acted as English legal counsel and as United Kingdom tax counsel for Northern Rock plc, a public limited company incorporated under the laws of England and Wales, in connection with the issuance of U.S.$1,060,000,000 Series 2007-2 Class 1A1 Notes due April 2032, (euro)325,000,000 Series 2007-2 Class 1A2 Notes due April 2032, (pound)150,000,000 Series 2007-2 Class 1A3 Notes due April 2032, U.S.$1,025,000,000 Series 2007-2 Class 2A1 Notes due December 2054, CAN$500,000,000 Series 2007-2 Class 2A2 Notes due December 2054, U.S.$1,100,000,000 Series 2007-2 Class 3A1 Notes due December 2054,
(euro)1,000,000,000 Series 2007-2 Class 3A2 Notes due December 2054, $1,000,000,000 Series 2007-2 Class 4A1 Notes due December 2054, (pound)650,000,000 Series 2007-2 Class 4A2 Notes due December 2054, U.S.$66,500,000 Series 2007-2 Class 1B1 Notes due December 2054, U.S.$53,500,000 Series 2007-2 Class 2B1 Notes due December 2054, U.S.$35,000,000 Series 2007-2 Class 3B1 Notes due December 2054,
(euro)100,000,000 Series 2007-2 Class 3B2 Notes due December 2054, (pound)53,000,000 Series 2007-2 Class 3B3 Notes due December 2054, U.S.$64,000,000 Series 2007-2 Class 1M1 Notes due December 2054, U.S.$52,000,000 Series 2007-2 Class 2M1 Notes due December 2054,
(euro)162,000,000 Series 2007-2 Class 3M2 Notes due December 2054, (pound)20,000,000 Series 2007-2 Class 3M3 Notes due December 2054, U.S.$50,000,000 Series 2007-2 Class 2C1 Notes due December 2054,
(euro)52,000,000 Series 2007-2 Class 2C2 Notes due December 2054,
(euro)84,500,000 Series 2007-2 Class 3C2 Notes due December 2054 and (pound)60,000,000 Series 2007-2 Class 3C3

    Sidley Austin (UK) LLP is a limited liability partnership formed and registered under the laws of the
    State of Delaware. The offices listed above (other than London) are offices of associated Sidley Austin partnerships.

  A list of partners' names and their professional qualifications is open for inspection at Woolgate Exchange
      25 Basinghall Street, London, EC2V 5HA. All partners are either solicitors or registered foreign lawyers.

                         Regulated by the Law Society.

SIDLEY AUSTIN                                  GRANITE MASTER ISSUER PLC|
-------------                                                           |
SIDLEY                                                            PAGE 2|LONDON


Notes due December 2054 (the "Series 2007-2 Notes") by Granite Master Issuer plc (the "Issuer"). The Series 2007-2 Notes will be issued pursuant to the Tenth Supplemental Issuer Trust Deed dated May 23, 2007 to the Issuer Trust Deed dated January 19, 2005 between The Bank of New York and the Issuer.

      As United Kingdom tax counsel, we have advised the Issuer with respect to the material United Kingdom tax consequences of the issuance of the Series 2007-2 Notes as described in the discussion set forth under the heading "Material United Kingdom tax consequences" in the prospectus relating to the issuance of the Series 2007-2 Notes, which has been filed with the Securities and Exchange Commission. That advice is reflected in that discussion, and we hereby confirm and adopt that discussion as our opinion in accordance with its terms.

      We hereby consent to the filing of this letter as an exhibit to the Issuer's Report on Form 8-K dated the date hereof.


                               Very truly yours,



                              /s/ Sidley Austin (UK) LLP